                                                                      EXHIBIT 12

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                                                              SIX MONTHS ENDED
                                                   YEAR ENDED DECEMBER 31,                        JUNE 30,
                                      --------------------------------------------------     ------------------
                                       1991      1992       1993       1994       1995        1995       1996
                                      -------   -------   --------   --------   --------     -------   --------
HISTORICAL
Income (loss) from continuing
  operations before income taxes and
  cumulative effect of change in
  method of accounting..............  $14,271   $ 7,425   $  8,253   $  4,278   $(26,675)    $15,142   $ (4,915)
Non recurring charges(1)............       --        --         --         --     66,564       1,051     34,448
                                      -------   -------   --------   --------   --------     -------   --------
Income (loss) from continuing
  operations before income taxes and
  cumulative effect of change in
  method of accounting and non
  recurring charges.................   14,271     7,425      8,253      4,278     39,889      16,193     29,533
Fixed Charges:
  Interest expense..................    2,098     2,396      5,488      9,447     13,796       6,898      4,746
  Interest factor of rental
    expense.........................    3,154     3,992      6,279      9,171     13,942       6,583      7,938
                                      -------   -------   --------   --------   --------     -------   --------
         Total fixed charges........    5,252     6,388     11,767     18,618     27,738      13,481     12,684
                                      -------   -------   --------   --------   --------     -------   --------
Income (loss) from continuing
  operations before income taxes and
  cumulative effect of change in
  method of accounting, non
  recurring charges and fixed
  charges...........................  $19,523   $13,813   $ 20,020   $ 22,896   $ 67,627     $29,674   $ 42,217
                                      ========  ========  =========  =========  =========    ========  =========
Ratio of earnings to fixed
  charges...........................     3.72      2.16       1.70       1.23       2.44        2.20       3.33
                                      ========  ========  =========  =========  =========    ========  =========
PRO FORMA
Income (loss) from continuing
  operations before income taxes and
  cumulative effect of change in
  method of accounting..............                      $ 91,305   $ 98,091   $  7,160     $67,159   $ 59,525
Non recurring charges(1)............                            --         --     66,564       1,051     34,448
                                                          --------   --------   --------     -------   --------
Income (loss) from continuing
  operations before income taxes and
  cumulative effect of change in
  method of accounting and non
  recurring charges.................                        91,305     98,091     73,724      68,210     93,973
Fixed Charges:
  Interest expense..................                         9,588     21,247     30,496      15,248     17,981
  Interest factor of rental
    expense.........................                        10,313     15,138     22,842      11,421     14,979
                                                          --------   --------   --------     -------   --------
         Total fixed charges........                        19,901     36,385     53,338      26,669     32,960
                                                          --------   --------   --------     -------   --------
Income (loss) from continuing
  operations before income taxes and
  cumulative effect of change in
  method of accounting, non
  recurring charges and fixed
  charges...........................                      $111,206   $134,476   $127,062     $94,879   $126,933
                                                          =========  =========  =========    ========  =========
Ratio of earnings to fixed
  charges...........................                          5.59       3.70       2.38        3.56       3.85
                                                          =========  =========  =========    ========  =========
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(1) In connection with various acquisitions, the Company has incurred one-time pretax charges against earnings which are reflected in the historical and proforma financial statements.